            This Agreement  (the  "Agreement"),  dated as of July 1, 2001,  will confirm  that WHX  Corporation,  a  Delaware  corporation  (the  "Company")  has offered, and you have accepted,  the position of Vice President,  Finance of the
Company.

            1. The initial  term of your  employment  shall be from July 1, 2001 through June 30, 2002, subject to earlier termination pursuant to the provisions set forth below,  and shall  automatically  be extended for successive  one-year terms unless either you or the Company shall advise the other upon not more than
60 days nor less  than 30 days  notice  that such  term  shall  not be  renewed;
provided that if the Agreement shall not be renewed by the Company, you shall be entitled to the benefits set forth in Section 8(b) hereof as if your  employment had been terminated pursuant to Section 7(c) hereof. The parties desire to enter into this Agreement to supersede the existing  employment  agreement between you and Handy &  Harman, a wholly owned  subsidiary of the Company,  dated as of
November 28, 2000 (the "H&H Employment  Agreement").  The H&H Employment
Agreement is hereby  terminated  and all  obligations  under that  agreement are terminated except as specifically otherwise provided in this Agreement.

            2. You agree to use your best  efforts to promote the  interests  of the Company and devote your full  business  time,  attention and energies to the business and affairs of the Company.  You agree to perform such  services as are customary to your  position and as shall from time to time be assigned to you by the Board of  Directors  of the  Company.  You shall not during the term of this
Agreement  be  engaged  in any  other  business  activity,  whether  or not such business activity is pursued for gain, profit or other pecuniary advantage;  but this shall not be construed  as  preventing  you from  investing  your  personal assets in businesses that do not compete with the Company in such form or manner as will not require any services on your part in the operation of the affairs of the companies in which such investments are made and in which your participation is solely that of an investor;  and except that you may purchase  securities  in any  corporation  whose  securities are regularly  traded,  provided,  that such purchase  shall not result in your owning  beneficially  at any time one percent
(1%) or more of the equity  securities of any corporation  engaged in a business directly competitive with that of the Company.

            3. Your  annual  base  salary  shall be no less than  $200,000  less applicable federal,  state and local tax deductions,  payable in accordance with the Company's  customary payroll practices.  Any increases in your annual salary shall be in the sole discretion of the Company's  Board of Directors.  You shall also be entitled to such annual bonus, if any, as the Compensation  Committee of the Company or the Board of Directors of the Company in its absolute  discretion shall determine.

            4. You shall be  eligible  to  participate  in such of the bonus and stock option plans or similar arrangements that may be offered from time to time by the Company,  in accordance  with the terms and provisions of such plans,  in the sole  discretion  of the  Company's  Board of  Directors.  You shall also be eligible  to  continue  to  participate  in the Handy  &  Harman  Management
Incentive Plan (the "Bonus Plan") and the Handy & Harman Long-Term Incentive
Plan (the "Incentive Plan"). Specifically, you shall continue to be eligible and to  participate  in (a) the Bonus  Plan in  respect  of the 2001 plan year (on a pro-rated basis), and (b) the Incentive Plan in respect of the 1999 through 2003 cycle,  subject in each case to the attainment of performance  goals established by the Board of Directors of Handy & Harman in its sole discretion.

            5. (a) You shall be eligible to participate in such Company employee benefit plans and programs,  in accordance with the terms and provisions of such plans,  subject to the sole  discretion  of the  Company's  Board of  Directors.
Specifically,  you shall be eligible to  continue  to  participate  in the Handy
& Harman Supplemental  Executive  Retirement Plan and the Handy & Harman
Executive Life Insurance and  Post-Retirement  Life Insurance  Program,  in each case in accordance with the terms and provisions of such plans.

                                      -2-

               (b) The Company shall reimburse you for annual financial,  estate and tax  planning  and tax  preparation  expenses  up to a maximum of 3% of your annual base salary in effect on January 1 of each tax year.

               (c) You shall be  provided  with a Company  car  provided  at the
Company's  expense (which shall be your current car provided by Handy & Harman), and  such  car  may  be  replaced  in  the  Company's  sole  discretion  with  a substantially equivalent model.

               (d) You shall be entitled to vacation  with pay of four (4) weeks in each  calendar  year.  This  vacation  time shall be  pro-rated  for  partial employment in any calendar year.

               (e) You shall be entitled to health insurance coverage, if and to the extent provided to all other employees of the Company.

            6. (a) The Company shall  reimburse you for all reasonable  business
expenses  incurred  by  you  in  accordance  with  the  Company's   policies  on
reimbursement for business expenses as then in effect.

               (b) You and your spouse shall  continue to be entitled to receive post-retirement  health  insurance  benefits  from  Handy  &  Harman  under  its
Post-Retirement  Medical Plan in effect for employees of Handy & Harman prior to
1992 on such terms and  conditions in place for other  employees  covered by the
Plan.

                                      -3-

            7. (a) The  Company  may  terminate  your  employment  at any  time, without prior notice,  for any of the  following  reasons:  (i) your engaging in conduct  which is  materially  injurious to the  Company,  its  subsidiaries  or affiliates,  or  any of  its  respective  customer  or  supplier  relationships,
monetarily   or   otherwise;   (ii)   your   engaging   in  any  act  of  fraud,
misappropriation  or  embezzlement  or any act which would  constitute  a felony
(other than minor traffic  violations);  or (iii) your  material  breach of this
Agreement.

               (b) If, as a result of your  incapacity due to physical or mental illness,  you shall have been  absent  from the  full-time  performance  of your duties  hereunder  for at least 120 days  within  any  twelve  (12)  consecutive months,  excluding  vacation time actually used in accordance with the Company's policies thereon, your employment may be terminated by the Company, upon written notice in accordance with paragraph 8 hereof without further notice.

               (c) The  Company,  in its sole  discretion,  may  terminate  your employment at any time for any reason other than those stated in paragraphs 7(a)
or 7(b) upon thirty (30) days prior written notice.

            8. (a) If your  employment is terminated by the Company  pursuant to paragraph  7(a),  you  shall  receive  your  base  salary  through  the  date of termination and the Company shall have no further  obligations to you under this
Agreement.

               (b) If your  employment is terminated by the Company  pursuant to paragraph  7(b) or 7(c) or as a  result  of  your  death,  you or your  personal representative, guardian, or the representative of your estate shall be entitled to the following severance and benefits:

                   (i) The  Company  shall  pay  you a  severance  payment  (the
"Severance  Payment")  equal to one (1) year's full base salary at your  highest rate in effect  during the twelve  (12) months  preceding  the date on which the
Notice of  Termination  is  given,  plus any Bonus  Plan  compensation  you have accrued;

                                      -4-

                   (ii) The Company shall pay you the Severance Payment no later than the thirtieth  (30th) day following  the date of  termination.  The Company shall pay the Severance Payment in one lump sum payment.

                   (iii) The  Company  shall  continue  to  provide  you or your family with all of the benefits described in Section 5 hereof including, without limitation, accruals under existing pension plans, life insurance (other than in the event of termination  of employment as a result of your death),  medical and dental insurance  benefits,  financial planning and a company-owned  automobile, for twelve (12) months following the date of termination.  In addition,  (x) the
Company  shall  assign to you all life  insurance  policies  (and the their cash surrender  value) taken out on your behalf while you were  employed at Handy and
Harman and (y) you shall be entitled to receive any payments under the Handy and
Harman Supplemental  Employment  Retirement Plan to which you otherwise would be entitled as and when such payments are required to be made.

                   (iv)  During the period you are  receiving  any  payments  or benefits under  paragraph  8(b),  you agree to promptly  notify the Company upon your  acceptance  of any  other  employment  and upon your  eligibility  for any medical  benefits,  insurance,  financial  planning  or use  of a  company-owned vehicle by your new employer,  you shall no longer be eligible to participate in the corresponding aspects of the Company's benefit plans and arrangements.

            Upon the payment to you of the benefits under Section 8(b), Sections
9 and 10 shall  terminate and you shall not be entitled to any further  payments under such terminated sections.

            9. You shall be  entitled to  terminate  your  employment  for "Good
Reason", which shall mean the occurrence of one of the following circumstances:

               (a) a  reduction  in your  annual base salary as in effect on the date of such change;

                                      -5-

               (b) the Company  causes the relocation of the office in which you are  located  prior to the change to a location  more than fifty  miles from New
York, New York,  except for required travel on the business of the Company to an extent substantially consistent with your present business travel obligations;

               (c) breach of this Agreement by the Company; or

               (d)  failure of the  Company to obtain a  satisfactory  agreement from any successor to assume and agree to perform this Agreement.

            10. Upon the occurrence of any of the events set forth in Section 9, you shall for Good  Reason  upon  notice  pursuant  to  Section 16 hereof to the
Company,  if such  occurrence  is not cured  within 30 days of  receipt  of such notice, be entitled to the following  benefits:

               (a) The Company shall pay you a severance payment (the "Severance
Payment")  equal to one (1)  year's  full base  salary at your  highest  rate in effect  during the twelve (12) months  preceding the date on which the Notice of
Termination is given plus any Bonus Plan compensation you have accrued;

                                      -6-

               (b) For a twelve  (12) month  period  after  termination  of your employment,  the Company  shall  arrange to provide  you with life,  medical and dental insurance  benefits,  financial  planning and a company-owned  automobile substantially  similar to those which you are  receiving  or entitled to receive immediately  prior to the  Notice of  Termination,  unless you are  eligible  to receive such benefits from a subsequent employer;

               (c) The Company shall pay you the Severance Payment no later than the thirtieth  (30th) day following the date of  termination.  The Company shall pay the Severance Payment in one lump sum payment.

               (d) Upon the payment to you of the benefits under Sections 10(a),
(b) and (c),  Sections 7 and 8 shall  terminate and you shall not be entitled to any further payments under such terminated sections.

            11. Your continued employment shall not constitute consent to, or as a waiver of rights with respect to, any  circumstance  constituting  Good Reason hereunder  for a period of sixty  (60) days  following  the  occurrence  of such event,  and  thereafter  such  circumstance  shall be deemed  waived as an event giving rise to a termination pursuant to Section 9.

            12. Any  termination  of your  employment by the Company,  or by you shall be  communicated  by written  "Notice of  Termination"  to the other party hereto in accordance with Section 16 hereof.  For purposes of this Agreement,  a
Notice of Termination  shall mean a notice  indicating the specific  termination provision in this Agreement  relied upon and setting forth in reasonable  detail the facts and  circumstances  claimed to provide a basis for termination of your employment  under the  provision  so  indicated.  Further,  you agree  that upon termination  that you will resign  effective as of the date of termination  from any and all directorships you may hold in the Company and its subsidiaries.

            13.  "Date of  Termination"  shall  mean  (30)  days  after the date specified in the Notice of Termination.

                                      -7-

            14.  (a)  You  agree  that,  at all  times  during  and  after  your employment with the Company, you shall hold and protect in strict confidence and shall not (except as required in the  furtherance  of the Company's  business or with the Company's prior written consent) use or disclose for any purpose to any person who is not then a Company  employee any of the Company's  confidential or proprietary  information,  and you shall not cause or assist any other person to use,  publish  or  disclose  any  of  such  information  except,  however,  such information as shall have become generally available to the public other than by your action, cause or fault.

               (b) All papers,  books and records of every kind and  description relating to the  business  and affairs of the  Company or its  subsidiaries  and affiliates,  whether or not  prepared  by you,  shall be the sole and  exclusive property of the Company, and you shall surrender them to the Company at any time upon  request  by the  Chairman  or the Board or any  authorized  officer of the
Company.

               (c) The provisions of subsections 14(a), (b) and (c) will survive the  expiration or earlier  termination  of the term of this Agreement and shall extend for a period of thirty-six (36) months thereafter.

               (d) You also agree that, for a period of 18 months  following the termination of your  employment,  you will not (i) offer,  perform or attempt to perform  services  for any other  person,  firm or  corporation  if any of those services  would use or  disclose  or cause  disclosure  of any  confidential  or proprietary  information,  (ii) cause, assist or encourage any solicitation of a customer of the Company for a sale in  competition  with the Company,  and (iii)
cause,  assist or encourage  any  recruitment  of any employee of the Company to become employed with another,  or take any other action not consistent with good faith employment with the Company.

               (e)  Notwithstanding  any other provision of this  Agreement,  if there is a breach or threatened  breach of the  provisions of this Section 14 of this Agreement,  the Company shall be entitled to an injunction  restraining you from such breach.  Nothing herein shall be construed as prohibiting  the Company from pursuing any other remedies for such breach or threatened breach.

                                      -8-

            15.  Arbitration;  Certain  Costs.  Subject  to Section  14(e),  any
dispute or controversy  between the Company and you,  whether  arising out of or relating to the Agreement,  the breach of the Agreement, or otherwise,  shall be settled by arbitration  administered by the American Arbitration  Association in accordance  with its  Commercial  Rules then in effect and judgment on the award rendered  by the  arbitrator  may be  entered in any court  having  jurisdiction thereof.  Such  arbitration  shall take place in the New York City  metropolitan area. The cost of any arbitration proceeding hereunder shall be borne equally by the Company and you. The arbitrator shall have the authority to award any remedy or  relief  that a  court  of  competent  jurisdiction  could  order  or  grant, including,  without limitation,  the issuance of an injunction.  However, either party may, without inconsistency with this arbitration  provision,  apply to any court  having  jurisdiction  over such dispute or  controversy  and seek interim provisional, injunctive or other equitable relief until the arbitration award is rendered or the controversy is otherwise resolved. In the event that it shall be necessary or desirable for you to retain legal counsel  and/or incur other costs and expenses in connection with this  arbitration  provision,  and provided that you substantially  prevail in the enforcement of such rights,  the Company shall pay (or you shall be entitled to recover from the  Company,  as the case may be)
your  reasonable  attorneys'  fees and costs and expenses in connection with any application under this arbitration  provision,  including the enforcement of any arbitration award, up to $25,000 in the aggregate.  Except as necessary in court
proceedings  to  enforce  this  arbitration   provision  or  an  award  rendered
hereunder,  or to obtain interim  relief,  neither a party nor an arbitrator may disclose the existence,  content or results of any arbitration hereunder without the prior written consent of the Company.

                                      -9-

            16. Any notices  required by this Agreement  shall be in writing and shall be deemed to have been given when delivered by hand, sent by facsimile (so long as an original is mailed within 24 hours of such  facsimile  transmission), mailed by United  States  certified  mail,  return  receipt  requested,  postage prepaid, or sent by nationally-recognized overnight mail service, as follows:

                                    if to you:

                                    Mr. Robert K. Hynes
                                    61 Courter Avenue
                                    Maplewood, NJ 07040

                                    if to the Company:

                                    110 East 59th Street
                                    30th Floor
                                    New York, NY 10022
                                    Attention:  Stewart E. Tabin
                                                Assistant Treasurer

and or to such other  address as the parties may furnish to the other in writing in accordance  with this  paragraph.  Notices of change of address shall only be effective upon receipt.

            17. This Agreement  shall be governed by and construed in accordance with the laws of the State of New York  without  regard to its  conflict of laws principles.

                                      -10-

            18. This Agreement sets forth the entire agreement and understanding of the parties  hereto with respect to the subject  matter hereof and supersedes all prior agreements,  arrangements and  understandings  among the Company,  its subsidiaries and you with respect to such subject matter.  This Agreement may be modified  only by a writing  signed by you and the Company.  If any provision of this Agreement shall be held to be void or unenforceable,  the remainder of this
Agreement  shall  nevertheless  remain in full force and effect.  This Agreement shall inure to the benefit of and be binding upon the Company's  successors  and assigns.

                                      -11-

            IN WITNESS  WHEREOF,  the parties have executed this Agreement as of the date and year first above written.

                                           WHX CORPORATION

                                           By:/s/ Ronald LaBow
                                              ----------------------------------
                                              Name:  Ronald LaBow
                                              Title: Chief Executive Officer

Agreed to this 1st day
of July, 2001

/s/ Robert K. Hynes
-----------------------------------
Robert K. Hynes

                                      -12-